CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our report dated November 25, 2013, with respect to the financial statements of Wells Fargo Advantage Asset Allocation Fund, one of the funds comprising the Wells Fargo Funds Trust, as of September 30, 2013, incorporated herein by reference and to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG

Boston, Massachusetts

January 23, 2014